                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          STATIA TERMINALS GROUP N.V.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          STATIA TERMINALS GROUP N.V.
                               L. B. SMITHPLEIN 3
                         CURACAO, NETHERLANDS ANTILLES

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 18, 2000

                            TO THE SHAREHOLDERS OF:

                          STATIA TERMINALS GROUP N.V.

     You are hereby notified that the Annual General Meeting of Shareholders of Statia Terminals Group N.V. (the "Company") will be held at the offices of Statia Terminals N.V., Tumbledown Dick Bay, St. Eustatius, Netherlands Antilles, at 1:00 p.m. local time, on Tuesday, April 18, 2000, (the "Meeting") for the following purposes:

     1. To determine, set, and adopt the balance sheet and profit and loss accounts (collectively, the "Annual Accounts") for the financial year ended December 31, 1999, as submitted to the Meeting by the Board of Directors of the Company, a copy of which is on file at the principal office of the Company and at Julianaplein 5, Curacao, the offices of Smeets Thesseling van Bokhorst, Netherlands Antilles counsel to the Company;

     2. To approve and ratify and, in so far as necessary, adopt the distributions for the fiscal year ended December 31, 1999, in the amount of US$0.7665 per share of Class A common shares ("Common Shares") previously paid as follows: US$0.3165 in August, 1999, and US$0.45 in November, 1999, as distributions by the Company out of capital reserves shown as additional paid in capital of the Company on the Company's financial statements;

     3. To approve and ratify and, in so far as necessary, adopt the distributions for the fiscal year ended December 31, 1999, in the amount of US$0.7665 per share of Class B subordinated shares ("Subordinated Shares") previously declared as follows: US$0.3165 in July, 1999, and US$0.45 in October, 1999, from capital reserves shown as additional paid in capital of the Company on the Company's financial statements, the payment of which was deferred until the end of the Deferral Period as defined in the Company's Articles of Incorporation; and

     4. To approve the appointment by the Company, until the next Annual General Meeting of Shareholders, of Arthur Andersen LLP as the Company's independent accountants.

     Action will also be taken upon such other matters as may properly come before the Meeting.

     Copies of the Annual Accounts and the report of the Board of Directors are contained in the Annual Report to Shareholders for the fiscal year ended December 31, 1999, which is enclosed with the Proxy Statement.

     The close of business on February 29, 2000, has been fixed as the record date for the Meeting. All holders of record of Common Shares and Subordinated Shares at the close of business on the record date are entitled to notice of and to vote at the Meeting or any adjournment thereof. All holders of Class C shares are entitled to attend and address the Meeting or any adjournment thereof, but not to vote thereat. Common Shares and Subordinated Shares can be voted at the Meeting only if the holder is present at the Meeting in person or by valid proxy.

     The Board of Directors of the Company cordially invites you to attend the Meeting. Even if you plan to attend the Meeting in person, you are requested to please complete, sign, date and promptly mail the enclosed Voting Instruction Card and Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes. If you attend the Meeting, you may vote your shares in person, even though you have previously signed and returned your proxy. Please direct your attention to the enclosed Proxy Statement.

                                          By order of the Board of Directors



                                          /s/ Jack R. Pine
                                          -------------------------------------
                                          Jack R. Pine
                                          Secretary

March 28, 2000

                          STATIA TERMINALS GROUP N.V.

                                PROXY STATEMENT

                             ANNUAL GENERAL MEETING
                                 APRIL 18, 2000

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Statia Terminals Group N.V., L.B. Smithplein 3, Curacao, Netherlands Antilles (the "Company") of proxies to be voted at the Annual General Meeting of Shareholders to be held at the offices of Statia Terminals N.V., Tumbledown Dick Bay, St. Eustatius, Netherlands Antilles, on Tuesday, April 18, 2000, 1:00 p.m. local time (the "Meeting") and at any adjournments thereof, for the purposes set forth in the foregoing notice. We began mailing this Proxy Statement, the Notice of Annual General Meeting of Shareholders and the enclosed Voting Instruction Card and Proxy (the "Proxy") to holders of registered shares on or about March 28, 2000. Please complete, sign, date, and mail the enclosed Proxy for use at the Meeting.

     Cost of solicitation of proxies will be borne by the Company. Proxies may be solicited personally or by telephone or facsimile by certain members of the Board of Directors, the officers, and a few regular employees of the Company and its subsidiaries, without extra compensation. The Company will reimburse brokerage firms, fiduciaries, and custodians for their reasonable expenses in forwarding the solicitation material to the beneficial owners.

QUORUM AND VOTING REQUIREMENTS

     Holders of one-third of the aggregate outstanding voting shares must be present in person or by proxy to constitute a quorum for the Meeting to be held. Resolutions may be passed by the vote of the holders of an absolute majority of the shares represented at the Meeting. Holders of shares that are the subject of abstentions will be considered present at the Meeting for purposes of determining whether a quorum is present but will not be counted to determine the total number of votes cast. "Broker non-votes" (where a named entity holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such named entity does not possess or choose to exercise its discretionary authority with respect thereto, but which are present in person or by proxy at the Meeting) will not be counted for purposes of determining a quorum, to determine the total number of votes cast, for the passage of any resolution, or for any other purpose.

     The close of business on February 29, 2000 has been fixed as the record date for the Meeting. Only holders of record of the 7,087,200 issued and outstanding shares of the Company's Class A common shares (the "Common Shares") and the holders of record of the Company's 3,800,000 issued and outstanding Class B subordinated shares (the "Subordinated Shares"), outstanding at the close of business on February 29, 2000, are entitled to vote at the Meeting or any adjournment thereof. Each of the Class A shareholders and Class B shareholders is entitled to one vote per share held on all matters presented at the Meeting. Holders of record of the Company's 38,000 issued and outstanding Class C shares (the "Incentive Rights") are entitled to attend and address the Meeting or any adjournment thereof, but not to vote at the Meeting. Shares cannot be voted at the Meeting unless the owner of record is present in person or is represented by proxy. Shares held by the Company as treasury shares are not eligible to be voted.

     The Company is incorporated in the Netherlands Antilles and, as required by the laws thereof and the Company's Articles of Incorporation, meetings of shareholders must be held on an island of the Netherlands Antilles. The enclosed Proxy is a means by which a shareholder may authorize the voting of shares at the Meeting. All shares represented by proxies duly executed and received by the Company within the time indicated on the enclosed Proxy (the "Voter Deadline") will be voted at the Meeting or any adjourned session of the Meeting in accordance with the terms of the Proxies.

     A shareholder may revoke a Proxy by submitting a document revoking it or by submitting a duly executed Proxy bearing a later date to the Transfer Agent prior to the Voter Deadline, or by attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a

Proxy). Written notice revoking a Proxy should be sent to Statia Terminals Group N.V., c/o Harris Trust and Savings Bank, P.O. Box A3504, Chicago, IL 60690-3504. No such revocation will be effective until written notice of the revocation is received by the Company.

     If you attend the Meeting and wish to vote in person, we will give you a ballot when you arrive. If your shares are held in the name of your broker, bank, or other nominee, you must bring a letter from the broker, bank, or other nominee to the Meeting showing that you were the direct or indirect (beneficial) owner of the shares on February 29, 2000.

     The Company's 1999 Annual Report to Shareholders (the "Report") is enclosed with this Proxy Statement.

ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes. The directors serve six year terms which are staggered such that approximately one-third of the directors are elected every two years. The initial terms of the directors, which began April 28, 1999, are: Class A directors serve for a term of two years, Class B directors serve for a term of four years, and Class C directors serve for a term of six years. No directors are to be elected at this Meeting.

ITEM 1 -- ADOPTION OF ANNUAL ACCOUNTS

     The laws of the Netherlands Antilles and the Articles of Incorporation of the Company require that the Company's balance sheet and profit and loss accounts (collectively, the "Annual Accounts") be submitted to be determined, set, and adopted by the shareholders at the Meeting. An absolute majority of the votes cast is required in order for the Annual Accounts to be determined, set, and adopted for the fiscal year ended December 31, 1999.

     An absolute majority of the votes cast is required to determine, set, and adopt the Annual Accounts.

     The Board of Directors Recommends a Vote FOR Item 1.

ITEM 2 -- APPROVAL, RATIFICATION AND ADOPTION OF DISTRIBUTIONS; COMMON SHARES

     According to the Company's Articles of Incorporation, the Company is required to distribute all of its Available Cash (as defined in the Articles of Incorporation) on a quarterly basis to its shareholders. The distribution of Available Cash can be in the form of a distribution from profit, as a dividend or interim-dividend, as the case may be, or from freely distributable reserves, including capital surplus reserves. Distributions per share during 1999 were paid to shareholders of the Company's Common Shares as follows: US$0.3165 in August and US$0.45 in November. These distributions by the Company were made from capital reserves shown as additional paid in capital of the Company on the Company's financial statements.

     It is proposed that the shareholders approve and ratify and, in so far as necessary, adopt the distributions for the fiscal year ended December 31, 1999, in the amount of US$0.7665 per share of the Company's Common Shares previously declared and paid.

     An absolute majority of the votes cast is required to approve and ratify and, in so far as necessary, adopt the aforementioned distributions.

     The Board of Directors Recommends a Vote FOR Item 2.

ITEM 3 -- APPROVAL, RATIFICATION AND ADOPTION OF DECLARATION OF DISTRIBUTIONS; SUBORDINATED SHARES

     According to the Company's Articles of Incorporation, the Company is required to distribute all of its Available Cash (as defined in the Articles of Incorporation) on a quarterly basis to its shareholders. The distribution of Available Cash can be in the form of a distribution from profit, as a dividend or interim-dividend, as the case may be, or from freely distributable reserves, including capital surplus reserves. The Company's Articles of Incorporation require the first US$6.8 million, but not additional amounts, of cash distributions to the holders of Subordinated Shares be deferred until the end of the Deferral Period as defined in the Articles of Incorporation. This Deferral Period extends until certain tests specified in the Articles of Incorporation are met for any quarter ending on or after June 30, 2001.

     Distributions per share during 1999 were declared, but not paid, on the Company's Subordinated Shares as follows: US$0.3165 in July and US$0.45 in October from capital reserves shown as additional paid in capital of the Company on the Company's financial statements. The declared distributions total an aggregate of approximately US$2.9 million. The payment of these distributions will be deferred until the end of the Deferral Period.

     It is proposed that the shareholders approve and ratify and, in so far as necessary, adopt the declaration of the distributions for the fiscal year ended December 31, 1999, in the amount of US$0.7665 per share of the Company's Subordinated Shares previously declared, payment of which will be deferred as outlined above.

     An absolute majority of the votes cast is required to approve and ratify and, in so far as necessary, adopt the aforementioned distributions.

     The Board of Directors Recommends a Vote FOR Item 3.

ITEM 4 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     It is proposed that the shareholders approve the appointment of Arthur Andersen LLP as the Company's independent accountants to audit the Company's financial statements and perform other tasks consistent with such appointment until the next Annual General Meeting of Shareholders. Representatives of Arthur Andersen LLP will not be present at the Meeting and will not have the opportunity to make a statement. In addition, these representatives will not be available at the Meeting to respond to questions.

     An absolute majority of the votes cast is required to approve the appointment by the Company, until the next Annual General Meeting of Shareholders, of Arthur Andersen LLP as the Company's independent accountants.

     The Board of Directors Recommends a Vote FOR Item 4.

OTHER MATTERS

     The Board of Directors does not know of any other matter to be presented at the Meeting.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 29, 2000, the ownership of the presently issued and outstanding Common Shares, Subordinated Shares and Incentive Rights by (1) each person known by us to be a beneficial owner of more than 5% of any class of our voting securities, (2) each of our directors and executive officers, and (3) all of our directors and executive officers as a group. The address of each owner is our principal office unless otherwise indicated.

                                    COMMON SHARES          SUBORDINATED SHARES(1)        INCENTIVE RIGHTS(1)
                              -------------------------   -------------------------   -------------------------
NAME & ADDRESS OF                           PERCENT OF                  PERCENT OF                  PERCENT OF
BENEFICIAL OWNER(2)(3)        # OF SHARES   OUTSTANDING   # OF SHARES   OUTSTANDING   # OF SHARES   OUTSTANDING
----------------------        -----------   -----------   -----------   -----------   -----------   -----------
James G. Cameron............          --          --         195,488         5.1       1,954.88          5.1
Thomas M. Thompson, Jr......         110           *         152,424         4.0       1,542.24          4.0
Robert R. Russo.............          --          --         134,035         3.5       1,340.35          3.5
Jack R. Pine................          --          --          66,615         1.8         666.15          1.8
John D. Franklin............          --          --          58,711         1.5         587.11          1.5
James F. Brenner............          --          --          52,420         1.4         524.20          1.4
John K. Castle(4)
  c/o Castle Harlan, Inc.
  150 East 58th Street New
  York, NY 10155............          --          --       3,800,000       100.0         38,000        100.0
David B. Pittaway...........          --          --          16,129           *         161.29            *
Justin B. Wender............          --          --             806           *           8.06            *
James L. Holloway III.......          --          --          12,097           *         120.97            *
Francis Jungers.............      21,050           *          16,129           *         161.29            *
Jonathan R. Spicehandler....          --          --          16,129           *         161.29            *
Ernest Voges................          --          --           8,065           *          80.65            *
All directors and executive
  officers as a group
  (13 in number)............      21,160           *       3,800,000       100.0         38,000        100.0
Castle Harlan Partners II
L.P., affiliates and Castle
  Harlan employees(4)
  c/o Castle Harlan, Inc.
  150 East 58th Street
  New York, NY 10155........          --          --       3,800,000       100.0         38,000        100.0
Statia Terminals Holdings
  N.V.......................          --          --       3,800,000       100.0         38,000        100.0

---------------

 *  Beneficially owns less than one percent of such class of stock.

(1) Share amounts for directors and named executive officers and all directors and officers as a group are beneficially held as shareholders of Statia Terminals Holdings N.V., which holds 3,800,000 Subordinated Shares and 38,000 Incentive Rights.
(2) Share amounts for directors and named executive officers and all directors and officers as a group include shares held by immediate family members.
(3) The following is a list of directors and officers of Statia Terminals Group N.V. ("STGNV") and Statia Terminals, Inc. ("STI"). Mr. Cameron is a director of STGNV and a director and Chairman of the Board and President of STI. Messrs. Castle, Holloway, Jungers, Pittaway, Spicehandler, Voges, and Wender are each directors of STGNV. Mr. Thompson is the Vice President of STGNV and a director and Executive Vice President of STI. Mr. Russo is the Vice President of STGNV and a director and Senior Vice President of STI. Mr. Brenner is the Vice President and Treasurer of STGNV and the Vice President--Finance, Treasurer and Assistant Secretary of STI. Mr. Pine is the Secretary of STGNV and Senior Vice President, General Counsel and Secretary of STI. Mr. Franklin is the Vice President--Marine Fuel Marketing of STI.

(4) A majority of the voting securities of Statia Terminals Holdings N.V. is owned by Castle Harlan Partners II L.P. and certain of its affiliates. Mr. Castle is the controlling stockholder of the general partner of the general partner of Castle Harlan Partners II L.P. He may, therefore, be deemed to be the beneficial owner of shares beneficially owned by Castle Harlan Partners II L.P. or its affiliates and Castle Harlan employees. Mr. Castle disclaims beneficial ownership of the shares owned by Castle Harlan Partners II L.P., its affiliates and Castle Harlan employees other than such shares that represent his pro rata partnership interests in Castle Harlan Partners II L.P. and its affiliates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the directors, officers, and persons who own more than 10% of any registered class of the Company's securities (the "10% Stockholders") to file reports of ownership on a Form 3 and reports of changes in ownership on a Form 4 with the U.S. Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. These persons are also required under the Exchange Act to file an annual statement of beneficial ownership (Form 5). The directors, officers, and 10% Stockholders are also required by SEC regulation to furnish the Company with copies of all such forms that they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the directors, officers and 10% Stockholders, each of Messrs. Pittaway, Wender, Holloway, Spicehandler, Voges, Jungers, Thompson, Russo, Pine, Franklin, and Brenner inadvertently filed their respective Form 3 with the SEC nine days late. Messrs. Castle and Cameron inadvertently filed their respective Form 3 with the SEC 16 days and 14 days late, respectively, and Mr. Jungers inadvertently filed a Form 4 with the SEC reporting certain April 1999 transactions nine days late.

     The Company is not aware of any other late report filed with the SEC or any transaction that was not reported on a timely basis that was required to be so reported. The Company believes that its directors, officers and 10% Stockholders complied with all other applicable Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS

     Under the Company's Articles of Incorporation, the Board of Directors shall establish the agenda for the Annual General Meeting of Shareholders. Under the laws of the Netherlands Antilles, shareholders representing at least one tenth of the issued capital may petition the Board of Directors to convene a general meeting of shareholders to deal with a subject specified in the petition. If the Board of Directors does not convene the general meeting, shareholders may petition the court of the Netherlands Antilles for permission to convene a general meeting of shareholders.

                                          By Order of the Board of Directors

                                          /s/ Jack R. Pine
                                          ------------------------------------
                                          Jack R. Pine
                                          Secretary

March 28, 2000

PROXY                                                                    PROXY

                           STATIA TERMINALS GROUP N.V.

           VOTING INSTRUCTION CARD AND PROXY FOR CLASS A COMMON SHARES
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

         (MUST BE PRESENTED AT THE MEETING OR RECEIVED BY MAIL PRIOR TO
                    THE CLOSE OF BUSINESS ON APRIL 17, 2000)

     The undersigned hereby appoints John K. Castle and James G. Cameron or either of them acting in the absence of the other, with full power of substitution, as proxies of the undersigned to vote in the manner indicated on the reverse side hereof all the undersigned's Class A common shares ("Common Shares") of Statia Terminals Group N.V. (the "Company") at the Annual General Meeting of Shareholders to be held at the offices of Statia Terminals N.V., Tumbledown Dick Bay, St. Eustatius, Netherlands Antilles, at 1:00 p.m. local time, Tuesday, April 18, 2000, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present.

NOTE: PLEASE DIRECT YOUR PROXY HOW IT IS TO VOTE IN THE APPROPRIATE OVAL
      OPPOSITE THE RESOLUTIONS SPECIFIED ON THE REVERSE SIDE HEREOF.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)

                           STATIA TERMINALS GROUP N.V.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

1. To determine, set, and adopt the Annual Accounts for the financial year ended December 31, 1999, as submitted to the Meeting by the Board of Directors of the Company.

     For [ ]        Against [ ]         Abstain [ ]

2. To approve and ratify and, in so far as necessary, adopt the distributions for the fiscal year ended December 31, 1999, in the amount of US$0.7665 per Common Share previously paid as follows: US$0.3165 in August, 1999, and US$0.45 in November, 1999, as distributions by the Company out of capital reserves shown as additional paid in capital of the Company on the Company's financial statements.

     For [ ]        Against [ ]         Abstain [ ]

3. To approve and ratify and, in so far as necessary, adopt the distributions for the fiscal year ended December 31, 1999, in the amount of US$0.7665 per Subordinated Share previously declared as follows: US$0.3165 in July, 1999, and US$0.45 in October, 1999, from capital reserves shown as additional paid in capital of the Company on the Company's financial statements, the payment of which will be deferred until the end of the Deferral Period as defined in the Company's Articles of Incorporation.

     For [ ]        Against [ ]         Abstain [ ]

4. To approve the appointment by the Company of Arthur Andersen LLP as the Company's independent accountants until the next Annual General Meeting of Shareholders.

     For [ ]        Against [ ]         Abstain [ ]

This form must be signed by the person in whose name the relevant Common Share is registered on the books of the Transfer Agent. In the case of a corporation the form should be executed by a duly authorized officer or attorney.

                                                 Dated: _________________, 2000


Change of Address and
or Comments Mark Here [ ]                        _______________________________
                                                 Signature of Registered Holder